Exhibit 15

November 14, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:	Ford Motor Company Registration Statements Nos. 2-95018, 2-95020,
33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255,
33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993,
333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580,
333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445,
333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596,
333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886,
333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313,
333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293,
333-104063, 333-104064, 333-105674, 333-110105, 333-113584, 333-113608, 333-115339, 333-115340, 333-123251, 333-123252, 333-126865 and 333-132156 on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

Commissioners:

We are aware that our report dated November 14, 2006 on our review of interim financial information of Ford Motor Company (the "Company") for the three-month and nine-month periods ended September 30, 2006 and 2005 included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 is incorporated by reference in the aforementioned Registration Statements.

As discussed in Note 2 to the interim financial statements, the Company restated its December 31, 2005 and September 30, 2005 financial statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan